Exhibit 10.14
ASSIGNMENT, ASSUMPTION AND ALLOCATION AGREEMENT

This ASSIGNMENT, ASSUMPTION AND ALLOCATION AGREEMENT (this “Agreement”) is entered into as of November 12, 2012, between American Realty Capital Trust IV, Inc., a Maryland corporation (the “Company”) and American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership (the “OP”, and, together with the Company, the “Parties”).
WITNESSETH
WHEREAS, the Company is the general partner of the OP;
WHEREAS, the Parties desire to effect the assignment, conveyance, transfer and delivery from the Company to the OP all of the Company’s right, title and interest in and to all the Company’s assets (other than (a) any Partnership Interests (as defined in the Amended and Restated Agreement of Limited Partnership of the OP, dated as of November 12, 2012, as the same may be amended from time to time (the “OP Agreement”)) held by the Company and (b) any distributions previously paid, now payable or contemplated to be paid to the Company under the terms of the OP Agreement;
WHEREAS, the Parties desire that the OP should assume and agree to pay, perform and discharge all the Company’s liabilities and obligations (other than any liabilities and obligations of the Company that arise solely in the Company’s capacity as a partner of the OP); and
WHEREAS, the Parties desire to confirm the allocation of capital between the Company and the OP;
NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
Assignment of Assets. The Company hereby assigns, conveys, transfers and delivers to the OP all of the Company’s right, title and interest in and to all the Company’s assets (other than (a) any Partnership Interests (as defined in the OP Agreement) held by the Company and (b) any distributions previously paid, now payable or contemplated to be paid to the Company under the terms of the OP Agreement).

2.
Assumption of Liabilities. The OP hereby assumes and agrees to pay, perform and discharge all the Company’s liabilities and obligations (other than any liabilities and obligations of the Company that arise solely in the Company’s capacity as a partner of the OP).

3.
Allocation of Capital. The Parties hereby confirm that, consistent with the past and current practice of the Parties: (a) all Assets (as defined in the Company’s Articles of Incorporation, filed with the Maryland State Department of Assessments and Taxation, or other organizational document governing the Company, as amended, supplemented or restated from time to time (the “Charter”)) shall be owned directly or indirectly by the OP; (b) the Company shall have no liabilities or obligations (other than any liabilities or obligations of the Company that arise solely in the Company’s capacity as a partner of the OP) that are not assumed by the OP; (c) the Company shall contribute all its capital, including any cash, cash equivalents or property, to the OP pursuant to Article 4 (or any successor provision) of the OP Agreement; provided, that notwithstanding the foregoing clause of this subsection (c), the Company shall not contribute to the OP any distributions paid to the Company under the terms of the OP Agreement; and (d) in connection with any contribution described in subsection (c) above, the OP shall issue Partnership Interests (as defined in the OP Agreement) to the Company pursuant to Article 4 (or any successor provision) of the OP Agreement.

4.
Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

5.
Notices. Any notice, report or other communication (each, a “Notice”) that may arise hereunder shall be in writing unless some other method of giving such Notice is required by the Charter, the OP Agreement or the By-laws of the Company, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	American Realty Capital Trust IV, Inc. 405 Park Avenue New York, New York 10022

Attention: Nicholas S. Schorsch,	Chief Executive Officer
with a copy to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.

To the Operating Partnership:	American Realty Capital Operating Partnership IV, L.P. 405 Park Avenue New York, New York 10022 Attention: Nicholas S. Schorsch
with a copy to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036

Attention: Peter M. Fass, Esq.

6.
Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

[Signature page follows]
IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.
AMERICAN REALTY CAPITAL TRUST IV, INC.

By:	/s/ Nicholas S. Schorsch Name: Nicholas S. Schorsch Title: Chief Executive Officer
AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP IV, L.P.
By: American Realty Capital Trust IV, Inc.
its General Partner

By:	/s/ Nicholas S. Schorsch Name: Nicholas S. Schorsch Title: Chief Executive Officer